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As filed with the Securities and Exchange Commission on January 10, 2002

Registration No. 333-68884

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MedicalCV, Inc.
(Name of Small Business Issuer in its Charter)

Minnesota	3842	41-1717208
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
(651) 452-3000
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Blair P. Mowery
President and Chief Executive Officer
MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
(651) 452-3000
(Name, Address, and Telephone Number of Agent For Service)

COPIES TO:

Avron L. Gordon, Esq.
Brett D. Anderson, Esq.
James R. Sankovitz, Esq.
Briggs and Morgan, Professional Association
2400 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
(612) 334-8400
FAX (612) 334-8650

MedicalCV, Inc.

    This registration statement registered 1,725,000 units of MedicalCV, Inc. Each unit consists of one share of common stock and one redeemable Class A Warrant. Of the units registered hereby, we sold 1,500,000 units to the underwriter of our initial public offering. The offering of the units has now been completed. Accordingly, we hereby deregister 225,000 of the units originally covered by this registration statement.

    This registration statement also registered 1,725,000 Class A Warrants and 1,725,000 shares of common stock underlying the Class A Warrants. Because the offering of the units has now been completed, we hereby deregister 225,000 of the Class A Warrants and 225,000 of the shares of common stock originally covered by this registration statement.

SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on January 10, 2002.

MedicalCV, Inc.
By	/s/ Blair P. Mowery Blair P. Mowery President and Chief Executive Officer

    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE		TITLE	DATE
/s/ Blair P. Mowery Blair P. Mowery		President, Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2002
/s/ Jules L. Fisher Jules L. Fisher		Chief Financial Officer (Principal Financial Officer)	January 10, 2002
/s/ George M. Wettstaedt George M. Wettstaedt		Principal Accounting Officer (Principal Accounting Officer)	January 10, 2002
* Adel A. Mikhail, Ph.D.		Chairman of the Board
* Norman Dann		Director
* Paul K. Miller		Director
* Richard A. DeWall, M.D.		Director
* Salvador Mercé Cervelló		Director
* Ronald M. Bosrock		Director
* By	/s/ Blair P. Mowery Blair P. Mowery Attorney-In-Fact		January 10, 2002

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MedicalCV, Inc.
SIGNATURES